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                                                                   Exhibit 10.10


                              KENNEDY BISCUIT LOFTS

                            Cambridge, Massachusetts



                                    LANDLORD
================================================================================
                  KENNEDY LOFTS ASSOCIATES LIMITED PARTNERSHIP,
                       a Massachusetts limited partnership



                                     TENANT
================================================================================
                                ACUSPHERE, INC.,
                             a Delaware corporation


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                              KENNEDY BISCUIT LOFTS

                   Lease to Bechtel Infrastructure Corporation


                                TABLE OF CONTENTS


Section 1.1 - RECITALS........................................................  1
Section 1.2 - DEFINITIONS.....................................................  1
Section 2.1 - PREMISES........................................................  3
Section 2.2 - APPURTENANT RIGHTS..............................................  3
Section 2.3 - LANDLORD'S RESERVATIONS.........................................  4
Section 2.4 - PARKING.........................................................  4
Section 2.5 - COMMENCEMENT DATE...............................................  5
Section 3.1 - ANNUAL FIXED RENT...............................................  6
Section 3.2 - REAL ESTATE TAXES...............................................  6
Section 3.3 - UTILITY CHARGES.................................................  7
Section 3.4 - ABOVE-STANDARD SERVICES.........................................  7
Section 3.5 - NO OFFSETS......................................................  7
Section 4.1 - CONSENT REQUIRED FOR TENANT'S ALTERATIONS.......................  8
Section 4.2 - OWNERSHIP OF ALTERATIONS........................................  8
Section 4.3 - CONSTRUCTION REQUIREMENTS FOR ALTERATIONS.......................  9
Section 4.4 - PAYMENT FOR TENANT ALTERATIONS.................................. 10
Section 5.1 - MAINTENANCE OF BUILDING AND COMMON AREAS BY LANDLORD............ 10
Section 5.2 - MAINTENANCE OF PREMISES BY TENANT............................... 11
Section 5.3 - DELAYS IN LANDLORD'S SERVICES................................... 11
Section 6.1 - PERMITTED USES.................................................. 12
Section 6.2 - LAWS AND REGULATIONS............................................ 13
Section 6.3 - RULES AND REGULATIONS........................................... 13
Section 6.4 - SAFETY COMPLIANCE............................................... 14
Section 6.5 - LANDLORD'S ENTRY................................................ 14
Section 6.6 - FLOOR LOAD...................................................... 14
Section 6.7 - PERSONAL PROPERTY TAX........................................... 15
Section 6.8 - ASSIGNMENT AND SUBLEASES........................................ 15
Section 7.1 - INDEMNITY....................................................... 18
Section 7.2 - LIABILITY INSURANCE............................................. 19
Section 7.3 - PERSONAL PROPERTY AT RISK....................................... 20
Section 7.4 - LANDLORD'S INSURANCE............................................ 21
Section 7.5 - WAIVER OF SUBROGATION........................................... 21
Section 8.1 - RESTORATION FOLLOWING CASUALTIES................................ 21
Section 8.2 - LANDLORD'S TERMINATION ELECTION................................. 22
Section 8.3 - TENANT'S TERMINATION ELECTION................................... 22


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
Section 8.4   - CASUALTY AT EXPIRATION OF LEASE............................... 23
Section 8.5   - EMINENT DOMAIN................................................ 23
Section 8.6   - RENT AFTER CASUALTY OR TAKING................................. 24
Section 8.7   - TAKING AWARD.................................................. 24
Section 9.1   - TENANT'S DEFAULT.............................................. 24
Section 9.2   - DAMAGES....................................................... 26
Section 9.3   - CUMULATIVE RIGHTS............................................. 27
Section 9.4   - LANDLORD'S SELF-HELP.......................................... 27
Section 9.5   - ENFORCEMENT EXPENSES.......................................... 28
Section 9.6   - LATE CHARGES AND INTEREST ON OVERDUE PAYMENTS................. 28
Section 9.7   - LANDLORD'S RIGHT TO NOTICE AND CURE........................... 28
Section 10.1  - SUBORDINATION................................................. 29
Section 10.2  - ATTORNMENT BY TENANT.......................................... 29
Section 10.3  - AMENDMENT TO LEASE BY LANDLORD'S MORTGAGEE.................... 30
Section 10.4  - PREPAYMENT OF RENT NOT TO BIND MORTGAGEE...................... 30
Section 10.5  - TENANT'S DUTY TO NOTIFY MORTGAGEE; MORTGAGEE'S ABILITY
                TO CURE....................................................... 31
Section 10.6  - ESTOPPEL CERTIFICATES......................................... 31
Section 11.1  - CONDITION OF PREMISES......................................... 33
Section 12.1  - NOTICE OF LEASE............................................... 34
Section 12.2  - NOTICES....................................................... 34
Section 12.3  - SUCCESSORS AND LIMITATION ON LIABILITY OF THE LANDLORD........ 35
Section 12.4  - WAIVERS....................................................... 35
Section 12.5  - ACCEPTANCE OF PARTIAL PAYMENTS OF RENT........................ 35
Section 12.6  - INTERPRETATION AND PARTIAL INVALIDITY......................... 36
Section 12.7  - QUIET ENJOYMENT............................................... 36
Section 12.8  - BROKERAGE..................................................... 36
Section 12.9  - SURRENDER OF PREMISES AND HOLDING OVER........................ 37
Section 12.10 - GROUND LEASE.................................................. 38
Section 12.11 - CAMBRIDGE EMPLOYMENT PLAN..................................... 38
Section 12.12 - AUTHORIZATION................................................. 38
Section 12.13 - MISCELLANEOUS................................................. 38

Exhibit A       -   Basic Lease Terms
Exhibit A-1     -   Floor Plan
Exhibit B       -   Legal Description
Exhibit C       -   List of Tenant's Final Plans
Exhibit D       -   Standard Services
Exhibit E       -   Rules and Regulations


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                                      LEASE

                                    ARTICLE I

                            RECITALS AND DEFINITIONS

Section 1.1 - RECITALS.

     This Lease (this "Lease") is entered into as of February 1, 2001 by and between KENNEDY LOFTS ASSOCIATES LIMITED PARTNERSHIP, a Massachusetts limited partnership (the "Landlord") and ACUSPHERE, INC., a Delaware corporation (the "Tenant").

     In consideration of the mutual covenants herein set forth, the Landlord and the Tenant do hereby agree to the terms and conditions set forth in this Lease.

Section 1.2 - DEFINITIONS.

     The following Terms have the meanings indicated or referred to below:

     "Additional Rent" means all charges payable by the Tenant pursuant to this Lease other than Annual Fixed Rent, including without implied limitation the Tenant's parking charges as provided in Section 2.4; amounts payable for special services pursuant to Section 3.5; the Landlord's share of any sublease or assignment proceeds pursuant to Section 6.8.

     "Annual Fixed Rent" - As defined in Exhibit A.

     "Building" means The Kennedy Biscuit Lofts located at 129 Franklin Street, Cambridge, Massachusetts in which the Premises are located.

     "Commencement Date" - See Exhibit A.

     "Common Building Areas" means those portions of the commercial area of the Building which are not part of the Premises and to which the Tenant has appurtenant rights pursuant to Section 2.2.

     "External Causes" means collectively, (i) Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties, shortages of labor or materials or equipment in the ordinary course of trade, government order or regulations or other cause not reasonably within the Landlord's control and not due to the fault or neglect of the Landlord, and (ii)


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any act, failure to act or neglect of the Tenant or the Tenant's servants, agents, employees, licensees or any person claiming by, through or under the Tenant, which delays the Landlord in the performance of any act required to be performed by the Landlord under this Lease.

     "Land" means the parcel of land situated in Cambridge, Massachusetts, described in Exhibit B.

     "Landlord's Original Address" - See Exhibit A.

     "Lease Year" means each period of one year during the Term commencing on the Commencement Date or on any anniversary thereof.

     "Permitted Uses" - See Section 6.1.

     "Premises" means that portion of the Building which the Tenant is leasing at any given time pursuant to the provisions of this Lease. See Exhibit A and
Section 2.1.

     "Property" means the Land and the Building.

     "Tenant's Original Address" - See Exhibit A.

     "Term" - See Exhibit A.

     "University Park" means the area in Cambridge, Massachusetts, bounded on the North side by Massachusetts Avenue and Green Street, on the East side by Landsdowne, Cross and Purrington Streets, on the South side by Pacific Street and on the West side by Brookline Street.

                                   ARTICLE II
                                PREMISES AND TERM

Section 2.1 - PREMISES.

     The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, for the Term, the Premises. The Premises shall exclude all portions of the Building not shown on Exhibit A-1 and the entry and lobby of the commercial area of the Building, the common stairways and stairwells, sprinklers, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and


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appurtenant fixtures and equipment serving exclusively or in common other parts of the Building. The Premises shall also exclude the Common Building Areas. The Premises shall include the main office area, and kitchenette as shown on Exhibit A-1. The Tenant acknowledges that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of the Landlord with respect to the Premises, the Building or the Property or with respect to the suitability of any of them for the conduct of the Tenant's business. The taking of possession of the Premises by the Tenant shall establish that the Premises and the Building were at such time in satisfactory condition, order and repair.

Section 2.2 - APPURTENANT RIGHTS.

     The Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use in common with others, subject to reasonable rules of general applicability to occupants of the Building from time to time made by the Landlord of which the Tenant is given notice: (i) a dedicated entry, vestibules lobby and the common stairways, in the Common Building Areas mechanical rooms, electric and telephone closets, janitor closets and the pipes, sprinklers, ducts, conduits, wires and appurtenant fixtures and equipment serving the Premises in common with others, (ii) common walkways and driveways necessary or reasonably convenient for access to the Building, (iii) access to the loading area subject to rules and regulations then in effect (v) the common toilets, corridors and vestibule of the Common Building Areas and (iv) access to a rest room to be shared with the staff of Bright Horizons.

Section 2.3 - LANDLORD'S RESERVATIONS.

     The Landlord reserves the right from time to time, without unreasonable interference with the Tenant's use: (i) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures and equipment, wherever located in the Premises or the Building, and (ii) to alter or relocate any other common facility, provided that advance notice is given to Tenant and that substitutions are substantially equivalent or better.

Section 2.4 - PARKING.


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     The Landlord shall provide and the Tenant shall pay for Parking Privileges for use by the Tenant's employees and business invitees and visitors in accordance with Exhibit A. The Tenant's Parking Privileges shall be on a nonexclusive basis. The Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by the reasonable rules and regulations promulgated by the Landlord with respect to the use of the parking facilities provided by the Landlord pursuant to this Lease.

     As provided in Exhibit A, the Tenant shall pay to the Landlord for the Tenant's Parking Privileges the monthly rent at which the Landlord from time to time offers to make Parking Privileges available to tenants and other users of such parking facilities which pay rent therefor. Monthly parking charges shall constitute Additional Rent and shall be payable at the time and in the fashion in which Annual Fixed Rent under this Lease is payable, or at the option of the Landlord, the Tenant shall enter into a separate lease agreement for such parking rights for a period which shall have the same expiration date as the Term and which, if this Lease provides for options on the part of the Tenant to extend, shall be automatically extended upon the exercise of any of such options.

Section 2.5 - COMMENCEMENT DATE.

     "Commencement Date" shall mean the date on which Annual Fixed Rent and Additional Rent shall begin to accrue as more particularly set forth in Exhibit
A. Landlord shall deliver the Premises to Tenant on the Commencement Date in its current "as is" condition, free of all tenants, occupants and their property, broom-clean.

                                   ARTICLE III
                             RENT AND OTHER PAYMENTS

Section 3.1 - ANNUAL FIXED RENT.

     From and after the Commencement Date, and on the first day of each month thereafter, the Tenant shall pay, without notice or demand, monthly installments of one-twelfth (1/12th) of the Annual Fixed Rent in effect and applicable to the Premises in advance for each full calendar month of the Term and of the corresponding fraction of said one-twelfth (1/12th) for any fraction of a calendar month at the


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beginning and end of the Term if it starts at the middle of a month. The Annual
Fixed Rent applicable to the Premises during the Term shall be as set forth in Exhibit A.

Section 3.2 - Real Estate Taxes

From and after the Commencement Date, during the Term, included in the Annual Base Rent is the annual Real Estate Tax for the Premises.

Section 3.3 - UTILITY CHARGES.

     During the Term, the Tenant shall pay directly to the provider of the service, all separately metered charges for electricity and other services and utilities furnished to the Premises. This includes electricity for lighting of Tenant's Premises, office and other equipment and the operation of the HVAC fans in the fan coil units located in the Premises. Landlord will provide heated water for heating, chilled water for air conditioning available twenty-four hours per day. Tenant shall be responsible for maintenance of the HVAC unit located within the Premises.

Section 3.4 - ABOVE-STANDARD SERVICES.

     If the Tenant requests and the Landlord elects to provide any services to the Tenant in addition to those described in Exhibit D, the Tenant shall pay to the Landlord, as Additional Rent, the amount billed by Landlord for such services at Landlord's standard rates as from time to time in effect. If the Tenant has requested that such services be provided on a regular basis, the Tenant shall, if requested by the Landlord, pay for such services at the time and in the fashion in which Annual Fixed Rent under this Lease is payable. Otherwise, the Tenant shall pay for such additional services within thirty (30) days after receipt of an invoice from the Landlord. Tenant shall pay for such work within thirty (30) days after receipt of an invoice from Landlord.

Section 3.5 - NO OFFSETS.


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                                   ARTICLE IV
                                   ALTERATIONS

Section 4.1 - CONSENT REQUIRED FOR TENANT'S ALTERATIONS.

     The Tenant shall not make alterations or additions to the Premises except in accordance with the building standards from time to time in effect, with construction rules and regulations from time to time promulgated by Landlord and applicable to tenants in the Building, and with plans and specifications therefor first approved by the Landlord. Such plans shall be incorporated into this Lease as Exhibit C. Landlord's approval shall not be deemed to have unreasonably withheld with respect to any alterations or additions which (i) involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises or any publicly accessible major interior features of the Building, (ii) will require unusual expense to readapt the Premises to normal use unless the Tenant first give assurance acceptable to the Landlord that such readaptation will be made prior to such termination without expense to the Landlord, or (iii) would not be compatible with existing mechanical or electrical, plumbing, HVAC or other systems or floor load capacity in the Building, in each case, as reasonably determined by the Landlord, or (iv) would require HVAC, electrical, water usage in excess of base building capacity allocated to Tenant (on a square foot basis), or (v) would require usage in excess of remaining base building HVAC, electrical, water or other system capacity. For any alterations, the Landlord agrees to be reasonable and timely with regard to Tenant's request for approvals. At such time landlord grants approval it shall notify Tenant as to whether or not such alteration or additions must be removed upon termination of the lease.

Section 4.2 - OWNERSHIP OF ALTERATIONS.

     All alterations and additions shall be part of the Building and owned by the Landlord, unless at the time of the termination of this Lease the Landlord shall specify that the same must be removed. All movable equipment and furnishings not attached to the Premises shall remain the property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease. The Tenant shall repair any damage caused by the removal of any alterations, additions or personal property from the Premises.


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Section 4.3 - CONSTRUCTION REQUIREMENTS FOR ALTERATIONS.

     All construction work by the Tenant shall be done in a good and workmanlike manner employing only first-class materials and in compliance with all applicable laws and all lawful ordinances, regulations and orders of Government authority and insurers of the Building. The Landlord or Landlord's authorized agent may (but without any implied obligation to do so) inspect the work of the Tenant at reasonable times and with prior notice to Tenant and shall give notice of observed defects. All of the Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by the Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by the Landlord's general contractor or by contractors or workmen first approved by the Landlord, which approval the Landlord agrees not to unreasonably withhold or delay. The Tenant, before starting any work, shall receive and comply with Landlord's reasonable construction rules and regulations and shall cause Tenant's contractors to comply therewith, shall secure all licenses and permits necessary therefor and shall deliver to the Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to the Landlord protecting the Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry worker's compensation insurance in statutory amounts covering all the contractors and subcontractors' employees and comprehensive general public liability insurance with such limits as the Landlord may require reasonably, but in no event less than $1,000,000 (individual)/$3,000,000 (Occurrence) or in such other amounts as Landlord may reasonably require based on the nature of the work to be performed covering personal injury and death and property damage (all such insurance to be written in companies approved reasonably by the Landlord and insuring the Landlord, such individuals and entities affiliated with the Landlord and University Park as the Landlord may designate, and the Tenant as well as the contractors and to contain a requirement for at least thirty (30) days notice to the Landlord prior to cancellation, non-renewal or material change), and to deliver to the Landlord certificates of all such insurance.


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Section 4.4 - PAYMENT FOR TENANT ALTERATIONS.

     The Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by the Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and promptly to discharge any such liens which may so attach. If any such lien shall be filed against the Premises or the Property and the Tenant shall fail to cause such lien to be discharged within twenty (20) days after the filing thereof, the Landlord may cause such lien to be discharged by payment, bond or otherwise without investigation as to the validity thereof or as to any offsets or defenses which the Tenant may have with respect to the amount claimed. The Tenant shall reimburse the Landlord, as Additional Rent, for any cost so incurred and shall indemnify and hold harmless the Landlord from and against any and all claims, costs, damages, liabilities and expenses (including attorneys' fees) which may be incurred or suffered by the Landlord by reason of any such lien or its discharge.

                                    ARTICLE V
              RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES

Section 5.1 - MAINTENANCE OF BUILDING AND COMMON AREAS BY LANDLORD.

     Except as otherwise provided in Article 8, the Landlord shall make such repairs to the major structural elements of the Building, including the roof, exterior walls and floor slabs as may be necessary to keep and maintain the same in serviceable condition and maintain and make such repairs to the Common Building Areas as may be necessary to keep them in good order, condition and repair, including without limitation, the glass in the exterior walls of the Building, and all mechanical systems and equipment serving the Building and not exclusively serving the Premises. The Landlord shall further perform the services on Exhibit D hereto. The Landlord shall in no event be responsible to the Tenant for any condition in the Premises or the Building caused by an act or negligent act of the Tenant, or any invitee or contractor of the Tenant.

Section 5.2 - MAINTENANCE OF PREMISES BY TENANT.

     The Tenant shall keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof and all


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Building and mechanical equipment exclusively serving the Premises, reasonable wear and tear excepted and further excepting those repairs for which the Landlord is responsible pursuant to Section 5.1 and damage by fire or other casualty and as a consequent of the exercise of the power of eminent domain. The Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building by the Tenant, or any of the contractors or invitees of the Tenant.

Section 5.3 - DELAYS IN LANDLORD'S SERVICES.

     The Landlord shall not be liable to the Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of the Landlord or its agents entering the Premises for any purposes authorized in this Lease, or for repairing the Premises or any portion of the Building except to the extent due to the willful or negligent acts or omissions of Landlord. In case the Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services, or performing any other covenant or duty to be performed on the Landlord's part, by reason of any External Cause, the Landlord shall not be liable to the Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. The Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency, until necessary repairs have been completed; provided, however, that in each instance of stoppage, the Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, the Landlord will give the Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to the Tenant by reason thereof. In no event shall the Landlord have any liability to the Tenant for the unavailability of heat, light water or sewer, or any utility or service to be provided by the Landlord to the extent that such unavailability is caused by External Causes.

                                   ARTICLE VI
                                TENANT COVENANTS


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     The Tenant covenants during the Term and for such further time as the
Tenant occupies any part of the Premises:

Section 6.1 - PERMITTED USES.

     The Tenant shall occupy the Premises only for the Permitted Uses, which is defined as office and general business use as may be permitted by University Park zoning, and Tenant shall not injure or deface the Premises or the Property, nor permit in the Premises any auction sale. The Tenant shall comply with any and all OSHA regulations and shall hold Landlord harmless from any violations of such regulations within Tenant's control. The Tenant shall comply with all requirements of public authorities and of the Board of Fire Underwriters in connection with methods of storage, use and disposal thereof. The Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any objectionable noise, odor or vibration, nor use or devote the Premises or any part thereof for any purpose which is contrary to law or ordinance or liable to invalidate or increase premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building, nor commit or permit any waste in or with respect to the Premises, nor, except as permitted in the following paragraph, generate or dispose of any oil, toxic substances, hazardous wastes, or hazardous materials (each a, "Hazardous Material"), or, except as permitted in the following paragraph, permit the same in or on the Premises or any parking areas provided for under this Lease. The Tenant shall not, except as permitted in the following paragraph, dump, flush or in any way introduce any Hazardous Materials into septic, sewage or other waste disposal systems serving the Premises or any parking areas provided for under this Lease.

Section 6.2 - LAWS AND REGULATIONS.

     The Tenant shall comply with all federal, state and local laws, regulations, ordinances, executive orders, Federal guidelines, and similar requirements in effect from time to time affecting the premises or the Tenant's use of the premises, including without limitation, City of Cambridge ordinances with respect to hazardous waste and any such requirements pertaining to employment opportunity, anti-discrimination and affirmative action.

Section 6.3 - RULES AND REGULATIONS.


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     (a) The Tenant shall not obstruct in any manner any portion of the Property not hereby leased; shall not permit the placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises other than those signs, curtains and the like shown on Tenant's Plans; and shall comply with all reasonable rules and regulations of uniform application to all occupants of the Building now or hereafter made by the Landlord, of which the Tenant has been given notice, for the care and use of the Property and the parking facilities relating thereto. The Landlord shall not be liable to the Tenant for the failure of other occupants of the Building to conform to any such rules and regulations. The Tenant shall not erect any signs, symbols, advertisement or the like on the Premises or Building other than as described in (b) without first obtaining the Landlord's written approval, which approval shall not be unreasonably withheld. All such signs shall be purchased and erected at the sole cost of the Tenant.


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Section 6.4 - SAFETY COMPLIANCE.

     The Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority because of any non-office use made by the Tenant and to procure all licenses and permits so required because of such use and, if requested by the Landlord, do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Tenant's Permitted Uses. Tenant shall conduct such periodic tests, evaluations or certifications of safety appliances and equipment as are required or recommended in accordance with generally accepted standards to ensure that such safety appliances and equipment remain in good working order, and shall provide to Landlord copies of such reports, evaluations and certifications as they are periodically obtained by Tenant.

Section 6.5 - LANDLORD'S ENTRY.

     The Tenant shall permit the Landlord and its agents, after reasonable notice except in the case of emergencies, to enter the Premises (i) at all reasonable hours for the purpose of inspecting or of making repairs to the same, provided such entry does not unreasonably interfere with Tenant's use of the Premises or interfere with Tenant's business, and (ii) showing the Premises to prospective tenants (during the last twelve (12) months of the Term), and to purchasers and mortgagees, in each case at all reasonable times.

Section 6.6 - FLOOR LOAD.

     The Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law; and not move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as the Landlord shall in each instance authorize, which authorization shall not be unreasonably withheld or delayed. The Tenant's machines and mechanical equipment shall be placed and maintained by the Tenant at the Tenant's expense in settings sufficient to absorb or prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.


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Section 6.7 - PERSONAL PROPERTY TAX.

     The Tenant shall pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whoever assessed.

Section 6.8 - ASSIGNMENT AND SUBLEASES.

     The Tenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease, or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) the whole or any part of the Premises without, in each instance, having first received the consent of the Landlord in its sole discretion.

     Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to assign or otherwise transfer this Lease or the Premises, or part of the Premises, without obtaining the prior consent of Landlord, (a) to its parent entity or to a wholly owned subsidiary or to an entity which is wholly owned by the same entity which wholly owns Tenant, provided that (i) the transferee shall, prior to the effective date of the transfer, deliver to Landlord instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form reasonably acceptable to Landlord, and (ii) at the time of such transfer there shall not be an uncured Event of Default under this Lease; or (b) to the purchaser of all or substantially all of its assets, or to any entity into which the Tenant may be merged or consolidated (along with all or substantially all of its assets) (the "Acquiring Company"), provided that (i) the net assets of the Acquiring Company at the time of the transfer or merger shall not be less than the net assets of Tenant at the time of the signing of this Lease, (ii) the Acquiring Company continues to operate the business conducted in the Premises consistent with the Permitted Uses described in Exhibit A, (iii) the Acquiring Company shall assume in writing, in form reasonably acceptable to Landlord, all of Tenant's obligations under this Lease,
(iv) Tenant shall provide to Landlord such additional information regarding the Acquiring Company as Landlord shall reasonably request, and (v) Tenant shall pay Landlord's reasonable third-party expenses incurred in connection therewith. Unless Landlord shall have objected to the information or items described in
(b)(i), (iii) and (iv) above within ten (10) business days of their receipt by Landlord, then Landlord shall be deemed to have waived its right to object thereto. The transfers described in this paragraph are hereinafter referred to as "Permitted Transfers."

     Whether or not the Landlord consents, or is required to consent, to any assignment or subletting, the Tenant named herein shall remain fully and primarily liable for the obligations of the tenant hereunder, including, without limitation, the obligation to pay Annual Fixed Rent and Additional Rent provided under this Lease.

     The Tenant shall give the Landlord notice of any proposed sublease of the Premises or assignment of the Lease, whether or not Landlord's consent is required hereunder, specifying the provisions of the proposed subletting or assignment, including (i) the name and address of the proposed subtenant or assignee, (ii) a copy of the proposed subtenant's or assignee's most recent annual financial statement, (iii) all of the terms and provisions upon which the proposed subletting or assignment is to be made and such other information concerning the proposed subletting or assignment is to be made and such other information concerning the proposed subtenant or assignee as the Tenant has obtained in connection with the proposed subletting or assignment. The Tenant shall reimburse the Landlord promptly for reasonable legal and other expense incurred by the Landlord in connection with any request by the Tenant for consent to any assignment or subletting. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than the Tenant, the Landlord may collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the prohibitions contained in this
Section 6.8 or the acceptance of the assignee, sublessee or occupant as a tenant, or a release of the Tenant from the further performance by the Tenant of covenants on the part of the Tenant herein contained. The Tenant shall pay to the Landlord fifty percent (50%) of any amounts the Tenant receives from any subtenant or assignee as rent, additional rent or other forms of compensation or reimbursement which are in excess of the sum of (i) the then due and payable proportionate monthly share of Annual Fixed Rent, Additional Rent and all other monies due to Landlord pursuant to this Lease (allocable in the case of a sublease to that portion of the Premises being subleased), and (ii) any reasonable and necessary expenses incurred and paid by Tenant in connection with such sublease or assignment, amortized over the term of the sublease or the remainder of the Term of this Lease in the event of any assignment. The preceding sentence shall not apply to any Permitted Transfers. The consent by the Landlord to an assignment or subletting shall not be construed to relieve the Tenant from obtaining the express consent in writing of the Landlord to any further assignment or subletting.

     Landlord may elect, by delivery of notice to Tenant within thirty (30) days of receipt of written notice from Tenant of any proposed assignment of this Lease or sublease of the Premises, prior to approving or disapproving any proposed assignment or sublease, to repossess the space proposed to be assigned or sublet. Landlord may thereafter lease the repossessed space in such a manner as the Landlord may in its sole discretion determine. In the event Landlord elects to repossess the space as provided above, then all of the Tenant's rights and obligations hereunder with respect to the repossessed space shall cease and shall be of no further force and effect. The provisions of this paragraph shall not apply to Permitted Transfers.

                                   ARTICLE VII
                             INDEMNITY AND INSURANCE

Section 7.1 - INDEMNITY.

     To the maximum extent this agreement may be made effective according to law, the Tenant agrees to defend, indemnify and save harmless the Landlord from and against all claims, loss, or damage of whatever nature arising from any breach by Tenant of any obligation of Tenant under this Lease beyond applicable notice and cure periods or from any act, omission or negligence of the Tenant, or the Tenant's contractors, licensees, invitees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person or property, occurring after the date that possession of the Premises is first delivered to the Tenant and until the end of the Term and thereafter, so long as the Tenant is in occupancy of any part of the Premises, in or about the Premises or arising from any accident, injury or damage occurring outside the Premises but within the Building, on the Land, on the access roads and ways, in the parking facilities provided pursuant to the Lease, within University Park or any adjacent area maintained by Landlord or any individual or entity affiliated with Landlord, where such accident, injury or damage results from an act or omission on the part of the Tenant or the Tenant's agents or employees, licensees, invitees, servants or contractors, provided that the foregoing indemnity shall not include any cost or damage arising from any act, omission or negligence of the Landlord, or the Landlord's contractors, licensees, invitees, agents, servants or employees.

     Landlord agrees to defend, indemnify and save harmless Tenant from legal action, damages, loss, liability and any other expense in connection with loss of life, bodily or personal injury or property damage, arising from or out of the intentional or willful misconduct or gross negligence of Landlord, its agents, employees, licensees, servants, invitees or contractors, which occur in or about the Premises, outside the Premises but within the Building, on the Land, on the access roads and ways, in the parking facilities provided pursuant to the Lease, within University Park or any adjacent area maintained by Landlord, except to the extent that such loss of life, bodily or personal injury or property damage is due to the willful misconduct or act, omission or neglect of Tenant, its agents, contractors, employees, licensees, invitees or servants.

     The foregoing indemnities and hold harmless agreements shall include indemnity against reasonable attorneys' fees and all other costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon, and the defense thereof.

Section 7.2 - LIABILITY INSURANCE.

     The Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as the Tenant is in occupancy of any part of the Premises, a policy of comprehensive general liability insurance written by a company having an Alfred M. Best Co. rating of A or better, and a financial size rating of XII or higher, under which the Landlord (and any individuals or entities affiliated with the Landlord and University Park, any ground lessor and any holder of a mortgage on the Property of whom the Tenant is notified by the Landlord, collectively with the Landlord, the "Named Insureds") and the tenant, as their interests appear under this Lease are named as insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7.1, in the broadest form of such coverage from time to time available. Each such policy shall be noncancellable and non-amendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Lease) with respect to the Landlord and such ground lessors and mortgagees without thirty (30) days prior notice to the Landlord and such ground lessors and mortgagees and a certificate evidencing Tenant's insurance required hereunder shall be delivered to the Landlord. The minimum limits of liability of such insurance as of the Commencement Date shall be Three Million Dollars ($3,000,000.00) for combined bodily injury (or death) and damage to property (per occurrence), and from time to time during the Term such limits of liability shall be reasonably increased to reflect such higher limits as are customarily required pursuant to new leases of space in the Boston-Cambridge area with respect to similar properties and similar uses.

Section 7.3 - PERSONAL PROPERTY AT RISK.

     The Tenant agrees to maintain in full force at all times throughout the Term, policy(s) of all risk property damage insurance, naming Landlord (and the Additional Named Insureds) and the Tenant as insureds as their interests may appear, covering all of Tenant's leasehold improvements and alterations to the extent of their full replacement costs as updated from time to time during the Term.

     The Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of the Tenant and of all persons claiming by, through or under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant, may be on the Premises or elsewhere in the Building or on the Lot or parking facilities provided hereby, shall be at the sole risk and hazard of the Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Landlord, except that the Landlord shall in no event be exonerated from any liability to the Tenant or to any person, for any injury, loss, damage or liability to the extent such exoneration is prohibited by law.

Section 7.4 - LANDLORD'S INSURANCE.

     The Landlord shall carry such casualty and liability insurance upon and with respect to operations at the building, as may from time to time be deemed reasonably prudent by the Landlord or required by any mortgagee holding a mortgage thereon or any ground lessor of the Land, and in any event, insurance against loss by fire and the risks now covered by extended coverage endorsement No. 4 in an amount at least equal to the full replacement cost of the Building, exclusive of foundations, site preparation and other nonrecurring construction costs.

Section 7.5 - WAIVER OF SUBROGATION.

     Any insurance carried by either party with respect to the Building, Land, Premises, parking facilities or any property therein or occurrences thereon shall without further request by either party, if it can be so written without additional premium, or with an additional premium which the other party elects to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss, including, without limitation, injury or loss caused by negligence of such other party, due to hazards covered by insurance actually carried or required to be carried hereunder.

                                  ARTICLE VIII
                           CASUALTY AND EMINENT DOMAIN

Section 8.1 - RESTORATION FOLLOWING CASUALTIES.

     If, during the Term, the Building or Premises shall be damaged by fire or casualty, subject to the exceptions and limitations provided below, the Landlord shall proceed promptly to exercise reasonable efforts to restore the Building or Premises to substantially the condition thereof at the time of such damage, but the Landlord shall not be responsible for delay in such restoration which may result from any cause beyond the reasonable control of the Landlord. The Landlord shall have no obligation to expend in the reconstruction of the Building more than the actual amount of the insurance proceeds made available to the Landlord by its insurer and not retained by the Landlord's mortgagee or ground lessor. Any restoration of the

Building or the Premises shall be altered to the extent necessary to comply with then current laws and applicable codes.

Section 8.2 - LANDLORD'S TERMINATION ELECTION.

     If the Landlord reasonably determines that the amount of insurance proceeds available to the Landlord is insufficient to cover the cost of restoring the Building or if in the reasonable opinion of the Landlord the Building has been so damaged that it is appropriate for the Landlord to raze or substantially alter the Building, then the Landlord may terminate this Lease by giving notice to the Tenant within ninety (90) days after the date of the casualty or such later date as is required to allow the Landlord a reasonable time to make either such determination. Any such termination shall be effective on the date designated in such notice from the Landlord, but in any event, not later than ninety (90) days after such notice, and if no date is specified, effective upon the delivery of such notice.

Section 8.3 - TENANT'S TERMINATION ELECTION.

     Unless the Landlord has earlier advised the Tenant of the Landlord's election to terminate this Lease pursuant to Section 8.2, or to restore the Premises and maintain this Lease in effect pursuant to Section 8.1, the Tenant shall have the right after the expiration of ninety (90) days after any casualty which materially impairs a material portion of the Premises to give a written notice to the Landlord requiring the Landlord within ten (10) days thereafter to exercise or waive any right of the Landlord to terminate this Lease pursuant to
Section 8.2 as a result of such casualty and if the Landlord fails to give timely notice to the Tenant waiving any right under Section 8.2 to terminate this Lease based on such casualty, the Tenant shall be entitled, at any time until the Landlord has given notice to the Tenant waiving such termination right, to give notice to the Landlord terminating this Lease.

Section 8.4 - CASUALTY AT EXPIRATION OF LEASE.

     If the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the commencement of repair work and such damage occurs within the last two (2) years of the Term (as the same may be extended), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease. This Lease shall terminate as of the date of any such notice given from Tenant to Landlord. This Lease shall terminate ten (10) days after the giving of any such notice from Landlord to Tenant, provided that Tenant has not validly exercised any then existing option to extend the Term hereof (as provided in Section 2.6 of this Lease) within such ten (10)-day period.

Section 8.5 - EMINENT DOMAIN.

     Except as hereinafter provided, if the Premises, or such portion thereof as to tender the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for the Tenant's purposes, shall be taken by condemnation or right of eminent domain, the Landlord or the Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after the effective date of such taking. If so much of the Building shall be so taken that the Landlord determines that it would be appropriate to raze or substantially alter the Building, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord's desire to do so not later than thirty (30) days after the effective date of such taking.

     Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use reasonable efforts to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence and to the availability of sufficient proceeds from the eminent domain taking not retained by any mortgagee or ground lessor.

Section 8.6 - RENT AFTER CASUALTY OR TAKING.

     If the Premises shall be damaged by fire or other casualty, except as provided below, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant. If the fire or other casualty was caused by the Tenant, such abatement shall be made only to the extent that the Landlord is fully compensated therefor by any lost rent insurance. In the event of a taking which reduces the area of the Premises, a just proportion of the Annual Fixed Rent shall be abated for the period of such taking.

Section 8.7 - TAKING AWARD.

     Except as otherwise provided in Section 8.6, the Landlord shall have and hereby reserves and excepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Land, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by the Landlord from the taking authority pursuant to the preceding sentence.

                                   ARTICLE IX
                                     DEFAULT

Section 9.1 - TENANT'S DEFAULT.

     Each of the following shall constitute an Event of Default:

     (a) Failure on the part of the Tenant to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, if such condition continues for ten (10) days after Landlord delivers to Tenant notification of such failure. Notwithstanding the foregoing, Landlord shall not be obligated to notify Tenant of its failure to pay Annual Fixed Rent, Additional Rent or other charges more than two (2) times during each Lease Year and if in any Lease Year after the Landlord has twice provided notice to the Tenant of such failures, the Tenant thereafter fails to make any payment referred in the preceding sentence on or before its due date, such failure shall constitute an Event of Default.

     (b) Failure on the part of the Tenant to perform or observe any other term or condition contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after notice from the

Landlord to the Tenant thereof, provided that in the case of breaches of obligations under this Lease which are susceptible to cure but cannot be cured within thirty (30) days through the exercise of due diligence, so long as the Tenant commences such cure within thirty (30) days, such breach remains susceptible to cure, and the Tenant diligently pursues such cure, such breach shall not be deemed to create an Event of Default.

     (c) The taking of the estate hereby created on execution or by other process of law; or a judicial declaration that the Tenant is bankrupt or insolvent according to law; or any assignment of the property of the Tenant for the benefit of creditors; or the appointment of a receiver, guardian, conservator, trustee in bankruptcy or other similar officer to take charge of all or any substantial part of the Tenant's property by a court of competent jurisdiction; or the filing of an involuntary petition against the Tenant under any provisions of the bankruptcy act now or hereafter enacted if the same is not dismissed within ninety (90) days; the filing by the Tenant of any voluntary petition for relief under provisions of any bankruptcy law now or hereafter enacted.

     If an Event of Default shall exist, then, in any such case, whether or not the Term shall have begun, the Landlord lawfully may, immediately or at any time thereafter, give notice to the Tenant specifying the Event of Default and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and the Tenant will then quit and surrender the Premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

Section 9.2 - DAMAGES.

     In the event that this Lease is terminated by Landlord pursuant to the terms of Section 9.1 hereof, the Tenant covenants to pay to the Landlord forthwith on the Landlord's demand, as compensation, an amount (the "Lump Sum Payment") equal to the excess, if any, of the discounted present value of the total rent reserved for the remainder of the Term over the then discounted present fair rental value of the Premises for the remainder of the Term. In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by the Tenant over the remainder of the Term. In addition, the Tenant shall pay punctually to the Landlord all the sums ("Periodic Payments") and perform all the obligations which the Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by the Tenant under the foregoing covenant, the Tenant shall be credited with the net proceeds of any rent obtained by reletting the Premises, after deducting all the Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting. The Tenant shall also be entitled to credit against the last periodic payments which would otherwise become due the amount, if any, paid to the Landlord as Lump Sum Payment.

     The Landlord shall use its best efforts to (i) relet the Premises, or any part or parts thereof, for a term or terms which may, at the Landlord's option, exceed or be equal to or less than the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent, in each case as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same, and (ii) make such alterations, repairs and improvements in the Premises as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same. Provided Landlord complies with the terms of the preceding sentence, no action of the Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate to release or reduce the Tenant's liability and the Landlord shall be entitled to seek to rent other properties of the Landlord prior to reletting the Premises.

Section 9.3 - CUMULATIVE RIGHTS.

     The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, the Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

Section 9.4 - LANDLORD'S SELF-HELP.

     If the Tenant shall at any time default in the performance of any obligation under this Lease, the Landlord shall have the right, but not the obligation, upon reasonable (but in no event less than ten (10) days') notice to the Tenant (except in case of emergency in which case no notice need be given), to perform such obligation unless Tenant shall have cured such default within such ten (10) day period. The Landlord may exercise its rights under this Section without waiving any other of its rights or releasing the Tenant from any of its obligations under this Lease.

Section 9.5 - ENFORCEMENT EXPENSES.

     Each party hereto shall promptly reimburse the other for all costs and expenses, including without limitation reasonable legal fees, incurred by such party in exercising and enforcing its rights under this Lease following the other party's failure to comply with its obligations hereunder, whether or not such failure constitutes an Event of Default pursuant to Sections 9.1 or 9.7 hereof.

Section 9.6 - LATE CHARGES AND INTEREST ON OVERDUE PAYMENTS.

     In the event that any payment of Annual Fixed Rent or Additional Rent shall remain unpaid for a period of ten (10) days after the same are due, there shall become due to the Landlord from the Tenant, as Additional Rent and as compensation for the Landlord's extra administrative costs in investigating the circumstances of late rent, a late charge of two percent (2%) of the amount overdue. In addition, any Annual Fixed Rent and Additional Rent not paid when due shall bear interest from the date due to the Landlord until paid at the variable rate (the "Default Interest Rate") equal to the higher of (i) the rate at which interest accrues on amounts not paid when due under the terms of the Landlord's financing for the Building, as from time to time in effect, and (ii) one hundred and twenty-five percent (125%) of the Prime Rate (as defined in Section 3.3 (b) hereof).

Section 9.7 - LANDLORD'S RIGHT TO NOTICE AND CURE.

     The Landlord shall in no event be in default in the performance of any of the Landlord's obligations hereunder unless and until the Landlord shall have failed to perform such obligations within twenty (20) days, or such additional time as is reasonably required to correct any such default (provided such breach is susceptible to cure and Landlord shall have commenced to cure within said twenty (20) days and shall diligently prosecute such cure to completion), after notice by the Tenant to the Landlord expressly specifying wherein the Landlord has failed to perform any such obligation.

                                    ARTICLE X
                     MORTGAGEES' AND GROUND LESSORS' RIGHTS

Section 10.1 - SUBORDINATION OF LEASE.

     This Lease and the estate of Tenant hereunder shall be subject and subordinate to any ground lease, deed of trust, mortgage lien or charge or any reciprocal easement agreement or other operating agreement which now encumber or which at any time hereafter may encumber the Premises (such ground lease, deed of trust, mortgage lien or charge, or any reciprocal easement agreement or other operating agreement and any replacement, renewal, modification, consolidation or extension thereof being hereinafter referred to as an "Encumbrance"). Any Encumbrance shall be prior and paramount to this Lease and to the right of Tenant hereunder and all persons claiming through and under Tenant, or otherwise, in the Premises. Tenant's acknowledgment and agreement of subordination provided for in this Section shall be self-operative and no further instrument of subordination shall be required. However, Tenant, on Tenant's behalf, and on behalf of all persons claiming through and under Tenant, covenants and agrees that, from time to time at the request of Landlord or the holder of any Encumbrance, Tenant will execute and deliver any necessary or proper instruments or certificates reasonably necessary to acknowledge or confirm the priority of the Encumbrance over this Lease and the subordination of this Lease thereto or to evidence Tenant's consent to any Encumbrance. Tenant agrees that it will not subordinate this

Lease to any other lien against the Property or the Premises without obtaining prior written consent from Landlord's lender, if any. Notwithstanding the foregoing, any holder of an Encumbrance may elect to the extent possible that this Lease shall have priority over such Encumbrance and, upon notification of such election by the holder of such Encumbrance, this Lease shall be deemed to have priority over such Encumbrance, whether this Lease is dated prior to or subsequent to the date of such Encumbrance.

Section 10.2 - ATTORNMENT BY TENANT.

     Tenant agrees that if the holder of any Encumbrance or any persons claiming under said Encumbrance shall succeed to the interest of Landlord in this Lease, Tenant shall recognize and attorn to said holder as Landlord under the terms of this Lease. Tenant agrees that it will, upon the request of Landlord, execute, acknowledge and deliver any and all instruments necessary or desirable to give effect or notice of such attornment and failure of Tenant to execute any such document or instrument on demand shall constitute a default by Tenant under the terms of this Lease. If within twenty (20) days after submission of such instrument Tenant fails to execute the same, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant.

Section 10.3. - AMENDMENT TO LEASE BY LANDLORD'S MORTGAGEE.

     In the event Landlord's mortgagee succeeds to the interest of Landlord in this Lease, and in the event such mortgagee is advised by its counsel that all or any portion of the Rent payable under this Lease is or may be deemed to be unrelated business income within the meaning of the Internal Revenue Code or regulations issued thereunder, such mortgagee may elect to amend unilaterally the calculation of Rent so that none of the Rent payable to such mortgagee under this Lease will constitute unrelated business income; PROVIDED, HOWEVER, in no event shall such amendment increase Tenant's payment obligations or other liability under the Lease or reduce the Landlord's obligations under this Lease. Tenant agrees to execute any document such mortgagee deems necessary to effect such amendment to this Lease in accordance with this Section 10.3.

Section 10.4 - PREPAYMENT OF RENT NOT TO BIND MORTGAGEE.

     No Annual Fixed Rent, Additional Rent, or any other charge payable to the Landlord shall be paid more than thirty (30) days prior to the due date thereof under the terms of this Lease and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee or ground lessor) be a nullity as against such mortgagee or ground lessor and the Tenant shall be liable for the amount of such payments to such mortgagee or ground lessor.

Section 10.5 - TENANT'S DUTY TO NOTIFY MORTGAGEE; MORTGAGEE'S ABILITY TO CURE.

     No act or failure to act on the part of the Landlord which would entitle the Tenant, under the terms of this Lease, or any law, to be relieved of the Tenant's obligations to pay Annual Fixed Rent or Additional Rent hereunder or to terminate this Lease, shall result in a release or termination of such obligations of the Tenant or a termination of this Lease unless (i) the Tenant shall have first given written notice of the Landlord's act or failure to act to the Landlord's mortgagees or ground lessors, if any, of whose identity and address the Tenant shall have been given notice, specifying the act or failure to act on the part of the Landlord which would give basis to the Tenant's rights; and (ii) such mortgagees or ground lessors, after receipt of such notice, have failed or refused to correct or cure the condition complained of (if the condition complained of is susceptible to cure) within a reasonable time thereafter, which shall include a reasonable time for such mortgagee or ground lessors, to obtain possession of the Property if possession is necessary for the mortgagee or ground lessor to correct or cure the condition and if the mortgagee or ground lessor notifies the Tenant of its intention to take possession of the Property and correct or cure such condition.

Section 10.6 - ESTOPPEL CERTIFICATES.

     The Tenant shall from time to time, upon not less than fifteen (15) days' prior written request by the Landlord and at Landlord's expense on a form provided by Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying to the Landlord or an independent third party, with a true and correct copy of this Lease attached thereto, and provided that each of the following shall be true, (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Landlord or the Tenant under this Lease (or if there are known defaults, setting them forth in reasonable detail);
(iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant has accepted, is satisfied with, and is in full possession of the Premises, including all improvements, additions, and alterations thereto required to be made by Landlord under the Lease; (vi) that the Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the Term of the Lease as specified in the Lease; (vii) the Term, the Commencement Date, and any other relevant dates and that the Tenant has been in occupancy since the Commencement Date and paying rent since the specified dates; (viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord's assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into the Lease, except as specified; (ix) that Tenant has no notice of a prior assignment, hypothecation, or pledge of rents or of the Lease; (x) that the Lease represents the entire agreement between Landlord and Tenant; (xi) that no prepayment will be valid as to the party to whom such certificate is addressed without the consent of such party; (xii) that any notice to Tenant may be given it by certified or registered mail, return receipt requested, or delivered, at the Premises, or at another address specified; and (xiii) such other matters with respect to the Tenant and this Lease as the Landlord may reasonably request and are reasonably acceptable to Tenant's counsel. On the Commencement Date, the Tenant shall, at the request of the Landlord, promptly execute, acknowledge and deliver to the Landlord a statement in writing that the Commencement Date has occurred, that the Annual Fixed Rent has begun to accrue and that the Tenant has taken occupancy of the Premises. Any statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee or ground lessor of the Premises and shall be binding on the Tenant.

                                   ARTICLE XI
                              CONDITION OF PREMISES

Section 11.1 - CONDITION OF PREMISES.

     Tenant acknowledges that it is accepting the Premises in its present "as-is" condition with no expectation that Landlord will or should perform or contribute towards the cost of any leasehold improvements required to prepare the Premises for Tenant's occupancy.

                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.1 - NOTICE OF LEASE.

     The Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a memorandum of this Lease in form appropriate for recording or registration, an instrument acknowledging the Commencement Date of the Term, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

Section 12.2 - NOTICES.

     Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed, if to the Landlord, at the Landlord's Address for Notices as set forth in Exhibit A or at such other address as may have been specified by prior notice to the Tenant; and if to the Tenant, at the Tenant's Original Address or at such other place as may have been specified by prior notice to the Landlord. Any communication so addressed shall be deemed duly given on the earlier of (i) the date received or (ii) on the third business day following the day of mailing if mailed by registered or certified mail, return receipt requested. If the Landlord by notice to the Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by the Tenant shall be paid or given to the agent designated until notice to the contrary is received by the Tenant from the Landlord.

Section 12.3 - SUCCESSORS AND LIMITATION ON LIABILITY OF THE LANDLORD.

     The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original landlord named herein and each successor landlord shall be liable only for obligations accruing during the period of its ownership. The obligations of the Landlord shall be binding upon the assets of the Landlord consisting of an equity ownership of the Property but not upon other assets of the Landlord and neither the Tenant, nor anyone claiming by, under or through the Tenant, shall be entitled to obtain any judgment creating personal liability on the part of the Landlord or enforcing any obligations of the Landlord against any assets of the Landlord other than an equity ownership of the Property.

Section 12.4 - WAIVERS.

     The failure of the Landlord or the Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by the Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver or such breach. No provision of this Lease shall be deemed to have been waived by either party. No consent or waiver, express or implied, by either party to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

Section 12.5 - ACCEPTANCE OF PARTIAL PAYMENTS OF RENT.

     No acceptance by the Landlord of a lesser sum than the Annual Fixed Rent and Additional Rent then due shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of the Landlord or to the Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

Section 12.6 - INTERPRETATION AND PARTIAL INVALIDITY.

     If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. The titles of the Articles are for convenience only and not to be considered in construing this Lease. This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter, and shall not be amended or modified, except by written instrument executed by the parties hereto.

Section 12.7 - QUIET ENJOYMENT.

     So long as the Tenant pays Annual Fixed Rent and Additional Rent, performs all other Tenant covenants of this Lease and observes all conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the Premises free of any claims by, through or under the Landlord.

Section 12.8 - BROKERAGE.

     The Tenant represents and warrants that it has had no dealings with any broker or agent in connection with this Lease and shall indemnify and hold harmless the Landlord from claims for any brokerage commission arising out of the Tenant's actions. In the event of any claims against the Landlord predicated upon Tenant's breach of the foregoing representations and warranty the Tenant agrees to defend the same and indemnify and hold the Landlord harmless against any such claim.

Section 12.9 - SURRENDER OF PREMISES AND HOLDING OVER.

     The Tenant shall surrender possession of the Premises on the last day of the Term and the Tenant waives the right to any notice of termination or notice to quit. The Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear excepted, first removing therefrom all goods and effects of the Tenant, any additions or alterations Tenant has elected to take in accordance with Section 4.2, and any leasehold improvements funded by Landlord specified for removal pursuant to Section 4.2, and repairing all damage caused by such removal. Upon the expiration of this Lease or if the Premises should be abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such expiration, vacation, abandonment or termination, the Tenant or Tenant's agents, subtenants or any other person should leave any property of any kind or character on or in the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, and individuals and entities deriving their rights through the Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Landlord shall have the right and authority without notice to the Tenant or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant therefor and the proceeds thereof shall belong to the Landlord as compensation for the removal and disposition of such property.

     If the Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, the Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to twice the Annual Fixed Rent and the Additional Rent required to be paid under this Lease as applied to any period in which the Tenant shall remain in possession. Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Tenant's rights of occupancy. Such payments shall be in addition to and shall not affect or limit the Landlord's right of reentry, Landlord's right to collect such damages as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.

Section 12.10 - GROUND LEASE.

     Landlord leases the Land pursuant to the ground lease (the "Ground Lease") between the Landlord as lessee and Massachusetts Institute of Technology ("MIT") as lessor dated as of August 20, 1986.

Section 12.11 - CAMBRIDGE EMPLOYMENT PLAN.

     The Tenant agrees to sign an agreement with the Employment and Training Agency designated by the City Manager of the City of Cambridge as provided in subsections (a)-(g) of Section 24-4 of Ordinance Number 1005 of the City of Cambridge, adopted April 23, 1984.

Section 12.12 - AUTHORIZATION.

     Landlord and Tenant each represent and warrant that the persons signing below have full authority and have been duly authorized to execute this Lease.

Section 12.13 - MISCELLANEOUS.

     In the event of a conflict between the terms contained in this Lease (without regard to Exhibit A attached hereto) and the terms contained in Exhibit A attached hereto, the terms contained in this Lease (without regard to Exhibit A attached hereto) shall govern.

     WITNESS the execution hereof under seal as of the day and year first above written.


                                        LANDLORD:

                                        KENNEDY LOFTS ASSOCIATES LIMITED
                                        PARTNERSHIP, a Massachusetts limited
                                        partnership

                                        By:  Kennedy Lofts Associates,
                                             Its general partner

                                             By:  Forest City 129 Franklin,
                                                  Inc.

                                                  By: /s/ Gayle Farris
                                                     ---------------------------
                                                  Name: Gayle Farris
                                                        ------------------------
                                                  Title: President
                                                         -----------------------

                                        TENANT:

                                        ACUSPHERE, INC.,
                                        a Delaware corporation


                                        By: /s/ Steven W. Delaney
                                           -------------------------------------
                                        Name: Steven W. Delaney
                                              ----------------------------------
                                        Title: VP Finance and Administration
                                               ---------------------------------

                                    EXHIBIT A

                                BASIC LEASE TERMS

Annual Fixed Rent:                 $48.00 per total rentable square foot.

Security Deposit:                  None

Term: Approximately nineteen (19) months starting on the Commencement Date plus or minus adjustment for other than beginning or end of month.

Landlord's Original Address:       Forest City 129 Franklin Street, Inc.
                                   Terminal Tower, 50 Public Square,
                                   Ste. 1100, Cleveland, Ohio 44113-2267
                                   Attention:  James Ratner, President

Landlord's Address for Notices:    Landlord's Original Address with a copy to:

                                   Forest City 129 Franklin Street, Inc.
                                   26 Landsdowne Street
                                   Cambridge, Massachusetts 02139-4234
                                   Attention: Gayle Farris
                                              President

Tenant's Address for Notices:      Acusphere, Inc.
                                   38 Sidney Street
                                   Cambridge, MA 02139
                                   Attention: Steve Delaney

Landlord's Mortgagee:              Massachusetts Housing Finance Agency
                                   50 Milk Street
                                   Boston, Massachusetts 02109

Landlord's Ground Lessor:          Massachusetts Institute of Technology
                                   Office of the Treasurer
                                   238 Main Street, Suite #220
                                   Cambridge, Massachusetts 02142
                                   Attention: Director of Real Estate

Premises:                          Approximately 2,500 rentable square feet
                                   located on the first floor of the Building as shown on the floor plan attached hereto as Exhibit A-1.

Parking Privileges:                During the Term, Landlord shall provide, upon
                                   Tenant's request from time to time, one (1)
                                   parking space in the garage structure at 55
                                   Franklin Street. During the Term, the Tenant shall pay the market rate for such parking space (presently $185.00 per pass, per month). Tenant shall have the right to lease additional parking spaces, as available, on a month to month basis.

Permitted Uses:                    The Tenant shall occupy the Premises only for
                                   the Permitted Uses, which is defined as
                                   office and general business purposes, as permitted by University Park zoning.

Rentable Floor Area of the         2,500 square feet.
Premises:

Commencement Date:                 As of February 1, 2001.

                                   EXHIBIT A-1

                                   FLOOR PLAN

                                  Exhibit A-1

                               [MAP OF FLOOR PLAN]

                                                         129 FRANKLIN STREET
                                                         UNIVERSITY PARK MIT
                                                         FOREST CITY DEVELOPMENT

                                    EXHIBIT B

                                LEGAL DESCRIPTION

     Certain parcels of land situated in Cambridge, Middlesex County, Commonwealth of Massachusetts, shown as Parcel 1 and Parcel 2 on a plan prepared by Fay, Spofford & Thorndike, Inc., entitled: "Plan of Land in Cambridge, MA owned by Massachusetts Institute of Technology dated February 6, 1989" bounded and described as follows:

     PARCEL 1

     Beginning at a point, said point being the intersection of the southerly street line of Green Street (Public Way) and the easterly street line of Brookline Street (Public Way); thence running

     S.51[degrees]-36'-22"E.       by the southerly street line of Green Street
                                   (Public Way) Four Hundred Eleven and 14/100
                                   (411.14) feet; thence turning and running

     S.38[degrees]-25'-50"W.       by land, now or formerly, of Massachusetts
                                   Institute of Technology (PARCEL 3) Two
                                   Hundred and 22/100 (200.22) feet to a point on the northerly street line of Franklin
                                   Street; thence turning and running

     N.51[degrees]-34'-10"W.       by the northerly street line of Franklin
                                   Street (Public Way) Three Hundred
                                   Thirty-Seven and 60/100 (337.60) feet to a point on the northerly street line of Franklin Street; thence turning and running

     N.38[degrees]-25'-50"E.       by land, now or formerly, of Massachusetts
                                   Institute of Technology (PARCEL 2)
                                   Ninety-Eight and 90/100 (98.90) feet; thence turning and running

     N.51[degrees]-18'42"W.        by land, now or formerly, of Massachusetts
                                   Institute of Technology (PARCEL 2) Sixty-Five and 48/100 (65.48) feet to a point on the easterly street line of Brookline Street;
                                   thence turning and running

     N.33[degrees]-51'-20"E.       by the easterly street line of Brookline
                                   Street (Public Way) One Hundred one and
                                   07/100 (101.07) feet to a point, said point being the intersection of the easterly street line of Brookline Street (Public Way) and the southerly street line of Green Street (Public
                                   Way), said point also being the point of beginning.

     Containing Seventy-Four Thousand Five Hundred Seventy-One (74,571) square feet, more or less, according to said plan.

     Parcel 1 includes a portion of a parcel of registered land described as Parcel Four on Transfer Certificate of Title No. 132076, said Parcel 4 being bounded and described as follows:

     Northeasterly                 by Green Street, forty-five feet;

     Southeasterly                 by land now or formerly of Inez L. Clark et
                                   al, one hundred feet;

     Southwesterly                 by land now or formerly of Simplex Wire &
                                   Cable Company, forty-five feet; and

     Northwesterly                 by land now or formerly of National Biscuit
                                   Company, one hundred feet.

     All of said boundaries are determined by the court to be located as shown on a plan, as modified and approved by the Court, filed in the Land Registration office, a copy of a portion of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 84, Page 157, with Certificate 12764, (Plan 8232A)

     PARCEL 2

     Beginning at a point, said point being the intersection of the easterly street line of Brookline Street (Public Way) and the northerly street line of Franklin Street (Public Way); thence running

     N.33[degrees]-51'-20"E.       by the easterly street line of Brookline
                                   Street (Public Way) Ninety-Nine and 52/100
                                   (99.52) feet; thence turning and running

     S.51[degrees]-18'-42"E.       by land, now or formerly, of Massachusetts
                                   Institute of Technology (PARCEL 1) Sixty-Five and 48/100

                                   (65.48) feet; thence turning and running

     S.38[degrees]-25'-50"W.       by land, now or formerly, of Massachusetts
                                   Institute of Technology (PARCEL 1)
                                   Ninety-Eight and 90/100 (98.90) feet to a point on the northerly street line of Franklin Street; thence turning and running

     N.51[degrees]-34'-10"W.       by the northerly street line of Franklin
                                   Street (Public Way) Fifty-Seven and 54/100
                                   (57.54) feet to a point, said point being the intersection of the northerly street line of Franklin Street (Public Way) and the easterly street line of Brookline Street (Public Way), said point also being the point of beginning.

     Containing Six Thousand Ninety-Two (6,092) square feet, more or less, according to said plan.

                                    EXHIBIT C

                          LIST OF TENANT'S FINAL PLANS

                                [TO BE ATTACHED]

                                    EXHIBIT D

                                STANDARD SERVICES

     Landlord shall provide, or cause to be provided, the following standard services throughout the Term, which services may be modified from time to time by Landlord:

     A. Regular maintenance of interior plants and exterior landscaping of the Building and all University Park common areas.

     B. Regular maintenance, sweeping and snow removal of exterior areas around the Building, parking areas and throughout University Park.

     C. Complete interior and exterior cleaning of all windows two times per year.

     D. Daily, weekday maintenance of hallways, passenger elevators, common area bathrooms, lobby areas and vestibules.

     E. Periodic cleaning of stairwells, freight elevators, and back of house areas.

     F.   Daily, weekday rubbish removal of all common area trash receptacles.

     G. Daily, weekday cleaning of tenant space in a manner comparable to similar first-class office space in the Cambridge area.

     H. Maintenance and repair of all base Building mechanical, electrical, plumbing and life safety systems and all other building systems serving the common areas.

     I. Operation and maintenance of Building surveillance and alarm systems, links to the University Park command center, and security officer services in the Building and throughout University Park as appropriate in Landlord's reasonable determination.

     J. Conditioned air for HVAC purposes shall be provided to the Premises from central mechanical equipment and shall be available 24 hours per day, 7 days per week; provided, however, Landlord reserves the right, pursuant to Section 3.5 of this Lease, to charge for conditioned air provided after normal business hours if Landlord reasonably determines that demand for such conditioned air is not consistently needed throughout the Building during such non-business hours. Any charges for conditioned air shall include Landlord's reasonable estimate of the cost of energy, additional equipment maintenance and wear and tear associated with such after hours use, but shall not include a surcharge or profit to Landlord.

     K. All utilities for all interior common areas and exterior building lighting.

     L. Regular maintenance of banners, building directories and other building standard directional signage and amenities.

     M.   Reasonably adequate water and sewer service to the Premises.

                                    EXHIBIT E

                              RULES AND REGULATIONS

DEFINITIONS

Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, contractors, any subtenants and is to be deemed of such number and gender as the circumstances require. The word "Premises" is to be taken to include the space covered by the Lease. The word "Landlord" shall be taken to include the employees and agents of Landlord. Other capitalized terms used but not defined herein shall have the meanings set forth in the Lease. Any consents or approvals required of Landlord herein shall not be unreasonably withheld or delayed.

GENERAL USE OF BUILDING

     A. Space for admitting natural light into any public area or tenanted space of the Building shall not be covered or obstructed by Tenant except in a manner reasonably approved by Landlord.

     B. Toilets, showers and other like apparatus shall be used only for the purpose for which they were constructed.

     C.   Intentionally Omitted.

     D. No sign, advertisement, notice or the like, shall be used in the Building by Tenant (other than at its office or as permitted in the Lease). If Tenant violates the foregoing, Landlord may remove the violation without liability and may charge all costs and expenses incurred in so doing to Tenant.

     E. Tenant shall not throw or permit to be thrown anything out of windows or doors or down passages or elsewhere in the Building, or bring or keep any pets therein, or commit or make any indecent or improper acts or noises. In addition, Tenant shall not do or permit anything which will obstruct, injure, annoy or interfere with other tenants or those having business with them, or affect any insurance rate on the Building or violate any provision of any insurance policy on the Building.

     F.   Unless expressly permitted by the Landlord in writing:

          (1) No additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. If more than two keys for one lock are desired by the Tenant, the Landlord may provide the same upon payment by the Tenant. Upon termination of this lease or of the Tenant's possession, the Lessee shall surrender all keys to the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

          (2) In order to insure proper use and care of the Premises Tenant shall not install any shades, blinds, or awnings or any interior window treatment without consent of Landlord. Blinds must be building standard.

          (3) All doors to the Premises are to be kept closed at all times except when in actual use for entrance to or exit from such Premises. The Tenant shall be responsible for the locking of doors and the closing of any transoms and windows in and to the Premises. Any damage or loss resulting from violation of this rule shall be paid for by the Tenant.

          (4) The Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery in or about the Premises, or carry on any mechanical business therein. All equipment of any electrical or mechanical nature shall be placed in settings which absorb and prevent any vibration, noise or annoyance.

     G. Landlord shall designate the time when and the method whereby freight, small office equipment, furniture, safes and other like articles may be brought into, moved or removed from the Building or Premises, and to designate the location for temporary disposition of such items.

     H. In order to insure proper use and care of the Premises Tenant shall not allow anyone other than Landlord's employees or contractors to clean the Premises without Landlord's permission.

     I. The Premises shall not be defaced in any way. No changes in the HVAC, electrical fixtures or other appurtenances of said Premises shall be made without the prior approval of Landlord and in accordance with Landlord's construction rules and regulations.

     J. For the general welfare of all tenants and the security of the Building, Landlord may require all persons entering and/or leaving the Building on weekends and holidays and between the hours of 6:00 p.m. and 8:00 a.m. to register with the Building attendant or custodian by signing his name and writing his destination in the Building, and the time of entry and actual or anticipated departure, or other procedures deemed necessary by Lessor. Landlord may deny entry during such hours to any person who fails to provide satisfactory identification.

     K. No animals, birds, pets, and no bicycles or vehicles of any kind shall be brought into or kept in or about said Premises or the lobby or halls of the Building. Tenant shall not cause or permit any unusual or objectionable odors, noises or vibrations to be produced upon or emanate from said Premises.

     L. Unless specifically authorized by Landlord, employees or agents of Landlord shall not perform for nor be asked by Tenant to perform work other than their regularly assigned duties.

     M. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion tends to impair the reputation of the Building or its desirability as an office building and, upon written notice from Landlord, Tenant shall promptly discontinue such advertising.

     N. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same from occurring.

     O. All parking, Building operation, or construction rules and regulations which may be established from time to time by Landlord on a uniform basis shall be obeyed.

     P. Tenant shall not place a load on any floor of said Premises exceeding the floor load limits as prescribed by the Landlord in its reasonable discretion.

     Q. Tenant shall not install or use any air conditioning or heating device or system other than those approved by Landlord.

     R. Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein, and Tenant shall be given reasonable notice of same.

     S. The access road and loading areas, parking areas, sidewalks, entrances, lobbies, halls, walkways, elevators, stairways and other common area provided by Landlord shall not be obstructed by Tenant, or used for other purpose than for ingress and egress.

     T. In order to insure proper use and care of the Premises Tenant shall not install any call boxes or communications systems or wiring of any kind without Landlord's permission and direction.

     U. In order to insure proper use and care of the Premises Tenant shall not manufacture any commodity, or prepare or dispense for sale, except through vending machines for the benefit of employees and invitees of Tenant, any foods or beverages, tobacco, flowers, or other commodities or articles without the written consent of Landlord.

     V. In order to insure use and care of the Premises Tenant shall not enter any janitors' closets, mechanical or electrical areas, telephone closets, loading areas, roof or Building storage areas without the written consent of Landlord.

     W. In order to insure proper use and care of the Premises Tenant shall not place doormats in public corridors without consent of Landlord.